EXHIBIT 10.1
FOURTH AMENDMENT TO SERVICES AGREEMENT
THIS FOURTH AMENDMENT TO SERVICES AGREEMENT (this "Fourth Amendment") is made and entered into as of October 4, 2006 by and between Vector Group Ltd., a Delaware corporation with offices at 100 S.E. Second Street, 32nd Floor, Miami, Florida 33131 ("VGR") and Liggett Group LLC, formerly known as Liggett Group Inc. ("Liggett"), a Delaware limited liability company with offices at 100 Maple Lane, Mebane, North Carolina 23703 (the "Company").
WHEREAS, Brooke Management Inc. and Liggett entered into a Services Agreement dated as of February 26, 1991, as amended by a First Amendment to Services Agreement dated as of November 30, 1993, and a Second Amendment to Services Agreement dated as of October 1, 1995;
WHEREAS, pursuant to the Second Amendment to Services Agreement and with the consent of Liggett, Brooke Management Inc. assigned the Services Agreement to Brooke Group Ltd., which assumed all rights and obligations of Brooke Management Inc. under the Services Agreement, as amended;
WHEREAS, by virtue of certain mergers and related transactions, VGR assumed all rights and obligations of Brooke Group Ltd. under the Services Agreement, as amended;
WHEREAS, VGR and Liggett entered into a Third Amendment to Services Agreement dated as of March 31, 2001, which extended the term of the Services Agreement, as amended, through November 30, 2006 (the Services Agreement, as amended, is hereinafter referred to as the "Services Agreement"); and
WHEREAS, VGR and the Company wish to further extend the term of Services Agreement as set forth in this Fourth Amendment;
NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:
1.Section 2 of the Services Agreement is amended to provide for a termination date of November 30, 2011.
2.Except as amended by this Fourth Amendment, the Services Agreement remains in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Fourth Amendment as of the date first written above.

VECTOR GROUP LTD.	LIGGETT GROUP LLC
/s/ Marc N. Bell	/s/ John R. Long
Marc N. Bell	John R. Long
Vice President & General Counsel	Vice President & General Counsel